Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Second Quarter 2011 Results

August 12, 2011 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced financial results for the second quarter and first half of 2011.  Our highlights included:

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Net sales for the second quarter of $294.5 million were 2.4% lower than the prior year second quarter.  Net sales for the first half of 2011 were $494.6 million, lower than the prior year by $11.3 million, or 2.2%.

•
Excluding $2.7 million of buyback expense associated with a significant new customer win, our second quarter operating earnings were $28.5 million compared to $30.3 million for the second quarter of 2010.  Excluding $9.3 million of buyback expense associated with a significant new customer win, our operating earnings for the first half of 2011 were $20.9 million compared to $26.6 million for the first half of 2010.

•
Adjusted EBITDA was $42.6 million for the second quarter of 2011 compared to Adjusted EBITDA of $46.2 million for the second quarter of 2010.  Adjusted EBITDA was $49.2 million for the first half of 2011 compared to Adjusted EBITDA of $58.3 million for the first half of 2010.

Gary E. Robinette, President and CEO, said “I am satisfied with Ply Gem’s second quarter and first half 2011 sales and Adjusted EBITDA results in light of the challenging conditions that continue to exist in the housing market today.  Despite single family housing starts being down 17% in the first half of 2011 as compared to the prior year, Ply Gem’s sales only showed a modest 2.2% decline, reflecting a significant new customer win and further demonstrating our ability to gain profitable market share.”

Mr. Robinette continued, “Given that market conditions for 2011 are expected to remain challenging, Ply Gem will continue to focus on maintaining a lean overall cost structure while maximizing cash flow and striving to outperform the marketplace in all business units, which will ensure that Ply Gem emerges stronger as the housing market recovers.”

Ply Gem, headquartered in Cary, N.C., is a leading manufacturer of residential exterior building products in North America. Ply Gem produces a comprehensive product line of vinyl siding, designer accents and skirting, vinyl fencing and vinyl and composite railing, stone veneer and vinyl windows and doors used in both new construction and home repair and remodeling in the United States and Western Canada.  Ply Gem siding brands include Mastic Home Exteriors®, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief®, Gutter Warrior™ and Monticello® Columns.  Ply Gem also manufactures vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors.  Ply Gem windows and patio door brands include Ply Gem® Windows, Mastic® Replacement Windows,  Ply Gem® Canada and Great Lakes® Window.  The Company's brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,200 people across North America. Visit www.plygem.com for more information.

Ply Gem management will host a conference call on August 12, 2011 at 10:00 a.m. EST to report second quarter results.  To participate please call 888-268-4176 and use call confirmation number 44180063.

Note: As used herein, the term “Ply Gem” or the ”Company” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, product liability claims and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
(Amounts in thousands)	July 2, 2011	July 3, 2010

Net sales	$294,491	$301,660
Cost of products sold	227,462	231,085
Gross profit	67,029	70,575
Operating expenses:
Selling, general and administrative expenses	34,563	33,499
Amortization of intangible assets	6,669	6,791
Total operating expenses	41,232	40,290
Operating earnings	25,797	30,285
Foreign currency gain	218	122
Interest expense	(24,939)	(30,207)
Interest income	28	55
Income before provision for income taxes	1,104	255
Provision (benefit) for income taxes	(959)	664
Net income (loss)	$2,063	$(409)

	For the six months ended
(Amounts in thousands)	July 2, 2011	July 3, 2010

Net sales	$494,598	$505,865
Cost of products sold	399,787	398,393
Gross profit	94,811	107,472
Operating expenses:
Selling, general and administrative expenses	69,927	67,305
Amortization of intangible assets	13,353	13,585
Total operating expenses	83,280	80,890
Operating earnings	11,531	26,582
Foreign currency gain	351	226
Interest expense	(51,399)	(64,214)
Interest income	64	108
Gain (loss) on modification or extinguishment of debt	(27,863)	98,187
Income (loss) before provision for income taxes	(67,316)	60,889
Provision for income taxes	1,513	7,196
Net income (loss)	$(68,829)	$53,693

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2010 audited consolidated financial statements of the Company and the unaudited condensed consolidated financial statements of the Company as of July 2, 2011, and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.            We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), customer inventory buybacks, restructuring and integration costs, and gain/(loss) on modification or extinguishment of debt.  Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies.  Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and/or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs.  In addition, the Company's Senior Secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA.  Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.   Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	July 2, 2011	July 3, 2010
Net income (loss)	$2,063	$(409)
Interest expense, net	24,911	30,152
Provision (benefit) for income taxes	(959)	664
Depreciation and amortization	13,393	15,711
Non cash gain on currency transaction	(218)	(122)
Customer inventory buyback	2,971	124
Restructuring/integration expense	477	83
Adjusted EBITDA	$42,638	$46,203

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the six months ended
	July 2, 2011	July 3, 2010
Net income (loss)	$(68,829)	$53,693
Interest expense, net	51,335	64,106
Provision for income taxes	1,513	7,196
Depreciation and amortization	27,083	31,165
Non cash gain on currency transaction	(351)	(226)
Gain (loss) on modification or extinguishment of debt	27,863	(98,187)
Customer inventory buyback	9,663	376
Restructuring/integration expense	906	189
Adjusted EBITDA	$49,183	$58,312

3.            Long-term debt amunts in the selected balance sheets at July 2, 2011 and December 31, 2010 consisted of the following:

	July 2, 2011	December 31, 2010
	(Amounts in thousands)

Senior secured asset based revolving credit facility	$85,000	$30,000
11.75% Senior secured notes due 2013, net of
unamortized discount of $0 and $7,318	-	717,682
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $43,110 and $0	756,890	-
13.125% Senior subordinated notes due 2014, net of
unamortized discount of $3,119 and $3,519	146,881	146,481
	$988,771	$894,163

4.            The following is a summary of selected balance sheet amounts at July 2, 2011 and December 31, 2010:

	July 2, 2011	December 31, 2010
	(Amounts in thousands)

Cash and cash equivalents	$24,069	$17,498
Accounts receivable, less allowances	150,652	97,859
Inventories	131,843	98,579
Prepaid expenses and other current assets	15,044	10,633
Property and equipment, net	108,278	116,712
Intangible assets, net	133,614	146,965
Goodwill	393,473	393,433
Accounts payable	83,172	54,973
Long-term debt	988,771	894,163
Stockholder's deficit	(240,795)	(173,088)